FNF Reports Second Quarter 2021 Diluted EPS from Continuing Operations of $1.90 and Adjusted Diluted EPS from Continuing Operations of $2.06, Pre-Tax Title Margin of 21.5% and Adjusted Pre-Tax Title Margin of 22.7%
Jacksonville, Fla. - (August 3, 2021) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the period ended June 30, 2021.

•Total revenue of $3.9 billion in the second quarter versus $2.4 billion in the second quarter of 2020
•Second quarter net earnings from continuing operations of $546 million and adjusted net earnings from continuing operations of $592 million versus net earnings from continuing operations of $304 million and adjusted net earnings of $301 million for the second quarter of 2020
•Second quarter diluted EPS from continuing operations of $1.90 and adjusted diluted EPS from continuing operations of $2.06 versus diluted EPS from continuing operations of $1.09 and adjusted diluted EPS from continuing operations of $1.08 in the second quarter of 2020
•Recognized gains were $232 million in the second quarter versus $162 million in the second quarter of 2020 primarily due to mark to market accounting treatment of equity and preferred stock securities whether the securities were disposed of in the quarter or continue to be held in our investment portfolio

Title
•Total revenue of $3.0 billion versus $2.2 billion in total revenue in the second quarter of 2020
•Total revenue, excluding recognized gains and losses, of $3.0 billion versus $2.1 billion in the second quarter of 2020, an increase of 47%
•Pre-tax earnings of $644 million and adjusted pre-tax earnings of $688 million versus pre-tax earnings of $528 million and adjusted pre-tax earnings of $378 million in the second quarter of 2020
•Pre-tax title margin of 21.5% and adjusted pre-tax title margin of 22.7% versus pre-tax title margin of 23.7% and adjusted pre-tax title margin of 18.4% in the second quarter of 2020
•Second quarter refinance orders opened decreased 25% on a daily basis and refinance orders closed decreased 5% on a daily basis versus the second quarter of 2020; purchase orders opened increased 41% on a daily basis and purchase orders closed increased 57% on a daily basis versus the second quarter of 2020
•Total commercial revenue of $347 million, an 89% increase versus total commercial revenue in the second quarter of 2020, driven by a 65% increase in closed orders; second quarter total commercial orders opened increased 58% compared to the prior year
•Overall second quarter average fee per file of $2,444, a 29% increase versus the second quarter of 2020

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2021	236,000	52%	200,000	43%
May 2021	223,000	52%	176,000	48%
June 2021	236,000	54%	192,000	50%

Second Quarter 2021	695,000	53%	568,000	47%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2020	210,000	31%	157,000	34%
May 2020	218,000	39%	150,000	33%
June 2020	265,000	42%	180,000	38%

Second Quarter 2020	693,000	37%	487,000	35%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

F&G, a leading provider of annuities and life insurance, reported operating results for the second quarter of 2021. As a result of acquisition accounting (purchase accounting or PGAAP), financial results for periods after June 1, 2020 are generally not comparable to the results of prior periods. Certain metrics, such as sales and policyholder account values, are not affected by PGAAP and are comparable to prior period data.
•Total Retail Annuity Sales of $1.6 billion in the second quarter, an increase of 80% to the prior year, and an increase of 9% over the sequential quarter
•Fixed Indexed Annuities (FIA) Sales of $1.1 billion in the second quarter, an increase of 31% to the prior year, and an increase of 8% over the sequential quarter
•F&G entered the Institutional market with a $750 million funding agreement-backed note issuance on June 29, 2021, and has secured its first pension risk transfer transaction which represents pension obligations of approximately $65 million and is expected to close in August 2021
•Average Assets Under Management (AAUM) of $30.4 billion for the second quarter, up from $29.0 billion in the sequential period driven by net new business asset flows
•Net Investment Spread: FIA spread for the second quarter of 335 basis points; Total Spread, including all product lines, for the second quarter of 295 basis points
•Net Earnings Attributable to Common Shareholders of $82 million for the second quarter, including a $6 million gain from discontinued operations and $16 million net favorable mark-to-market and other items which are excluded from Adjusted Net Earnings
•Adjusted Net Earnings From Continuing Operations Attributable to Common Shareholders of $92 million for the second quarter, including $22 million of net favorable notable items

William P. Foley, II, Chairman, commented, “I am very pleased with our second quarter results as we continue to set records in our Title business and in F&G's sales results, further validating our decision to acquire the company just over one year ago. We are building a company that has a financial model designed to deliver earnings and cash flow through changing market environments. One year in, we can already see the early signs of our success and I would like to thank all of our employees for their hard work and dedication for without their efforts this would not be possible.

Looking at our Title results, we generated record adjusted pre-tax title earnings of $688 million and an adjusted pre-tax title margin of 22.7%, compared to adjusted pre-tax title earnings of $378 million and an adjusted pretax title margin of 18.4% in the 2020 comparable quarter. Our second quarter margins matched our record margins from the fourth quarter of 2020 and were driven, in part, by our investments in technology, operations and automation over the years as we have worked to improve our efficiency across all facets of our Title business as we strive to continuously improve our profitability. Total commercial revenues reached record levels of $347 million for the quarter, compared to $184 million in the second quarter of 2020, as total commercial orders closed increased 65%, as compared to the year ago quarter.

Turning to F&G, we continue to make great progress on our diversified growth strategy. During the second quarter we entered the Institutional market with a $750 million funding agreement-backed note issuance and, just last week, secured our first pension risk transfer deal. In addition, sustained momentum in the bank and broker dealer distribution channels, launched following the 2020 acquisition, have propelled retail sales to record levels in the quarter, while still maintaining attractive spreads. These new markets have advanced us as a well-diversified player in the retail and institutional spaces, all while leveraging our existing core capabilities."

Mr. Foley concluded, "Our capital allocation strategy remains a key focus of the Board. Our disciplined strategy is focused on returning capital to shareholders, while making necessary investments in our businesses to drive growth. We recently announced our third quarter dividend of $0.40 per share, an increase of 11% from our previous quarterly dividend, and have continued to make share repurchases throughout the second quarter, executing against our $500 million share repurchase plan. During the quarter we purchased 4 million shares at an average purchase price of $43.36 per share.”

Conference Call
We will host a call with investors and analysts to discuss second quarter 2021 FNF results on Wednesday, August 4, 2021, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on August 4, 2021, through August 11, 2021, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13720504. An expanded quarterly financial supplement providing segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of annuity and life insurance products and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings, adjusted earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), F&G adjusted earnings, F&G adjusted earnings attributable to common shareholders, F&G adjusted operating return on common shareholders’ equity excluding AOCI, F&G net investment spread, F&G average assets under management and F&G sales.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability of FNF to successfully integrate F&G's operations and employees; the potential impact of the consummation of the F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").
FNF-E
SOURCE: Fidelity National Financial, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2021
Direct title premiums	$904	$904	$—	$—
Agency title premiums	1,256	1,256	—	—
Escrow, title related and other fees	948	839	62	47
Total title and escrow	3,108	2,999	62	47

Interest and investment income	514	27	487	—
Recognized gains and losses, net	232	(30)	253	9
Total revenue	3,854	2,996	802	56

Personnel costs	890	826	32	32
Agent commissions	970	970	—	—
Other operating expenses	476	425	26	25
Benefits & other policy reserve changes	575	—	575	—
Depreciation and amortization	105	34	65	6
Claim loss expense	97	97	—	—
Interest expense	28	—	7	21
Total expenses	3,141	2,352	705	84

Pre-tax earnings (loss) from continuing operations	$713	$644	$97	$(28)

Income tax expense (benefit)	176	160	21	(5)
Earnings (loss) from equity investments	14	14	—	—
Earnings from discontinued operations, net of tax	6	—	6	—
Non-controlling interests	5	5	—	—

Net earnings (loss) attributable to common shareholders	$552	$493	$82	$(23)

EPS from continuing operations attributable to common shareholders - basic	$1.91
EPS from discontinued operations attributable to common shareholders - basic	0.02
EPS attributable to common shareholders - basic	$1.93

EPS from continuing operations attributable to common shareholders - diluted	$1.90
EPS from discontinued operations attributable to common shareholders - diluted	0.02
EPS attributable to common shareholders - diluted	$1.92

Weighted average shares - basic	286
Weighted average shares - diluted	288

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2021
Net earnings (loss) attributable to common shareholders	$552	$493	$82	$(23)

Earnings from discontinued operations, net of tax	6	—	6	—

Net earnings (loss) from continuing operations attributable to common shareholders	$546	$493	$76	$(23)

Pre-tax earnings (loss) from continuing operations	$713	$644	$97	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(42)	30	(63)	(9)
Indexed product related derivatives	75	—	75	—
Purchase price amortization	24	14	6	4
Transaction costs	4	—	2	2

Adjusted pre-tax earnings (loss)	$774	$688	$117	$(31)

Total non-GAAP, pre-tax adjustments	$61	$44	$20	$(3)
Income taxes on non-GAAP adjustments	(14)	(11)	(4)	1
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$46	$33	$16	$(3)

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$592	$526	$92	$(26)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$2.06

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2020
Direct title premiums	$575	$575	$—	$—
Agency title premiums	784	784	—	—
Escrow, title related and other fees	747	655	20	72
Total title and escrow	2,106	2,014	20	72

Interest and investment income	152	41	111	—
Recognized gains and losses, net	162	169	(7)	—
Total revenue	2,420	2,224	124	72

Personnel costs	692	625	9	58
Agent commissions	598	598	—	—
Other operating expenses	446	374	12	60
Benefits & other policy reserve changes	155	—	155	—
Depreciation and amortization	46	37	3	6
Claim loss expense	61	61	—	—
Interest expense	21	1	3	17
Total expenses	2,019	1,696	182	141

Pre-tax earnings (loss)	$401	$528	$(58)	$(69)

Income tax expense (benefit)	89	130	(14)	(27)
Earnings from equity investments	1	2	—	(1)
Earnings from discontinued operations, net of tax	5	—	5	—
Non-controlling interests	9	9	—	—

Net earnings (loss) attributable to common shareholders	$309	$391	$(39)	$(43)

EPS from continuing operations attributable to common shareholders - basic	$1.10
EPS from discontinued operations attributable to common shareholders - basic	$0.02
EPS attributable to common shareholders - basic	$1.12

EPS from continuing operations attributable to common shareholders - diluted	$1.09
EPS from discontinued operations attributable to common shareholders - diluted	$0.02
EPS attributable to common shareholders - diluted	$1.11

Weighted average shares - basic	277
Weighted average shares - diluted	279

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
June 30, 2020
Net earnings (loss) attributable to common shareholders	$309	$391	$(39)	$(43)

Earnings from discontinued operations, net of tax	$5	$—	$5	$—

Net earnings (loss) from continuing operations, attributable to common shareholders	$304	$391	$(44)	$(43)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(123)	(169)	46	—
Indexed product related derivatives	43	—	43	—
Debt issuance costs	4	—	—	4
Purchase price amortization	25	18	2	5
Transaction costs	45	—	7	38
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$396	$378	$40	$(22)

Total non-GAAP, pre-tax adjustments	$(5)	$(150)	$98	$47
Income taxes on non-GAAP adjustments	5	37	(21)	(11)
Non-controlling interest on non-GAAP adjustments	(3)	(2)	—	(1)
Total non-GAAP adjustments	$(3)	$(115)	$77	$35

Adjusted net earnings attributable to common shareholders	$301	$276	$33	$(8)

Adjusted EPS attributable to common shareholders - diluted	$1.08

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2021
Direct title premiums	$1,650	$1,650	$—	$—
Agency title premiums	2,314	2,314	—	—
Escrow, title related and other fees	1,799	1,584	126	89
Total title and escrow	5,763	5,548	126	89

Interest and investment income	916	56	860	—
Recognized gains and losses, net	275	(89)	355	9
Total revenue	6,954	5,515	1,341	98

Personnel costs	1,702	1,580	61	61
Agent commissions	1,777	1,777	—	—
Other operating expenses	934	830	54	50
Benefits & other policy reserve changes	549	—	549	—
Depreciation and amortization	288	67	209	12
Claim loss expense	178	178	—	—
Interest expense	56	—	15	41
Total expenses	5,484	4,432	888	164

Pre-tax earnings (loss) from continuing operations	$1,470	$1,083	$453	$(66)

Income tax expense (benefit)	342	263	93	(14)
Earnings (loss) from equity investments	27	22	—	5
Earnings from discontinued operations, net of tax	11	—	11	—
Non-controlling interests	9	9	—	—

Net earnings (loss) attributable to common shareholders	$1,157	$833	$371	$(47)

EPS from continuing operations attributable to common shareholders - basic	$3.99
EPS from discontinued operations attributable to common shareholders - basic	0.04
EPS attributable to common shareholders - basic	$4.03

EPS from continuing operations attributable to common shareholders - diluted	$3.96
EPS from discontinued operations attributable to common shareholders - diluted	0.04
EPS attributable to common shareholders - diluted	$4.00

Weighted average shares - basic	287
Weighted average shares - diluted	289

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2021
Net earnings (loss) attributable to common shareholders	$1,157	$833	$371	$(47)

Earnings from discontinued operations, net of tax	11	—	11	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,146	$833	$360	$(47)

Pre-tax earnings (loss) from continuing operations	$1,470	$1,083	$453	$(66)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(65)	89	(145)	(9)
Indexed product related derivatives	(110)	—	(110)	—
Purchase price amortization	49	28	13	8
Transaction costs	10	—	4	6

Adjusted pre-tax earnings (loss)	$1,354	$1,200	$215	$(61)

Total non-GAAP, pre-tax adjustments	$(116)	$117	$(238)	$5
Income taxes on non-GAAP adjustments	19	(28)	48	(1)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$(98)	$89	$(190)	$3

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$1,048	$922	$170	$(44)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$3.63

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

			F&G
Six Months Ended	Consolidated	Title		Corporate and Other
June 30, 2020
Direct title premiums	$1,121	$1,121	$—	$—
Agency title premiums	1,516	1,516	—	—
Escrow, title related and other fees	1,348	1,265	20	63
Total title and escrow	3,985	3,902	20	63

Interest and investment income	205	89	111	5
Recognized gains and losses, net	(158)	(144)	(7)	(7)
Total revenue	4,032	3,847	124	61

Personnel costs	1,306	1,266	9	31
Agent commissions	1,158	1,158	—	—
Other operating expenses	857	754	12	91
Benefits & other policy reserve changes	155	—	155	—
Depreciation and amortization	89	74	3	12
Claim loss expense	119	119	—	—
Interest expense	33	1	3	29
Total expenses	3,717	3,372	182	163

Pre-tax earnings (loss) from continuing operations	$315	$475	$(58)	$(102)

Income tax expense (benefit)	61	111	(14)	(36)
Earnings from equity investments	2	3	—	(1)
Earnings from discontinued operations, net of tax	5	—	5	—
Non-controlling interests	13	13	—	—

Net earnings (loss) attributable to common shareholders	$248	$354	$(39)	$(67)

EPS from continuing operations attributable to common shareholders - basic	$0.88
EPS from discontinued operations attributable to common shareholders - basic	$0.02
EPS attributable to common shareholders - basic	$0.90
EPS from continuing operations attributable to common shareholders - diluted	$0.87
EPS from discontinued operations attributable to common shareholders - diluted	$0.02
EPS attributable to common shareholders - diluted	$0.89

Weighted average shares - basic	275
Weighted average shares - diluted	278

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Six Months Ended
June 30, 2020
Net earnings (loss) attributable to common shareholders	$248	$354	$(39)	$(67)

Earnings from discontinued operations, net of tax	5	—	5	—

Net earnings (loss) from continuing operations attributable to common shareholders	$243	$354	$(44)	$(67)

Non-GAAP Adjustments
Recognized (gains) and losses, net	197	144	46	7
Indexed product related derivatives	43	—	43	—
Debt issuance costs	4	—	—	4
Purchase price amortization	48	37	2	9
Transaction costs	51	—	7	44
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$659	$657	$40	$(38)

Total non-GAAP, pre-tax adjustments	$344	$182	$98	$64
Income taxes on non-GAAP adjustments	(78)	(42)	(21)	(15)
Non-controlling interest on non-GAAP adjustments	(6)	(5)	—	(1)
Total non-GAAP adjustments	$260	$135	$77	$48

Adjusted net earnings (loss) attributable to common shareholders	$503	$489	33	$(19)

Adjusted EPS attributable to common shareholders - diluted	$1.81

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$41,968	$37,766
Goodwill	4,506	4,495
Title plant	400	404
Total assets	54,520	50,455
Notes payable	2,663	2,662
Reserve for title claim losses	1,677	1,623
Secured trust deposits	930	711
Non-controlling interests	42	41
Total equity and non-controlling interests	8,888	8,392
Total equity attributable to common shareholders	8,846	8,351

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Pre-tax earnings (loss)	$644	$528	$1,083	$475
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	30	(169)	89	144
Purchase price amortization	14	18	28	37
Other adjustments	—	1	—	1
Total non-GAAP adjustments	44	(150)	117	182
Adjusted pre-tax earnings	$688	$378	$1,200	$657
Adjusted pre-tax margin	22.7%	18.4%	21.4%	16.5%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Quarterly Opened Orders ('000's except % data)
Total opened orders*	695	770	728	847	693	682	492	592
Total opened orders per day*	10.9	12.6	11.6	13.2	10.8	11.0	7.8	9.3
Purchase % of opened orders	53%	42%	38%	40%	37%	41%	50%	52%
Refinance % of opened orders	47%	58%	62%	60%	63%	59%	50%	48%
Total closed orders*	568	597	617	571	487	377	417	409
Total closed orders per day*	8.9	9.8	9.8	8.9	7.6	6.1	6.6	6.4
Purchase % of closed orders	47%	34%	38%	42%	35%	46%	49%	55%
Refinance % of closed orders	53%	66%	62%	58%	65%	54%	51%	45%

Commercial (millions, except orders in '000's)
Total commercial revenue	$347	$257	$322	$216	$184	$245	$321	$301
Total commercial opened orders	69.4	62.2	57.0	58.1	43.9	56.3	55.1	56.0
Total commercial closed orders	42.3	34.8	39.5	30.6	25.7	31.0	39.1	36.4

National commercial revenue	$176	$127	$177	$113	$96	$132	$186	$172
National commercial opened orders	27.4	23.4	21.4	21.7	15.2	21.5	22.6	23.8
National commercial closed orders	14.9	11.2	13.4	9.8	8.8	10.7	16.2	14.1

Total Fee Per File
Fee per file	$2,444	$1,944	$2,116	$2,063	$1,889	$2,224	$2,384	$2,459
Residential fee per file	$2,030	$1,644	$1,661	$1,803	$1,614	$1,744	$1,792	$1,928
Total commercial fee per file	$8,200	$7,400	$8,200	$7,100	$7,200	$7,900	$8,200	$8,300
National commercial fee per file	$11,800	$11,300	$13,200	$11,500	$10,900	$12,300	$11,500	$12,200

Total Staffing
Total field operations employees	13,500	13,200	12,800	12,300	10,900	12,500	12,300	12,200

Actual title claims paid ($ millions)	$56	$46	$54	$50	$51	$48	$53	$52
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles the reported after-tax net loss from continuing operations to adjusted earnings from continuing operations attributable to common shareholders.

	Three Months Ended	One Month Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021
(Dollars in millions)
Net earnings (loss) attributable to common shareholders	$82	$(39)	$371
Less: Earnings (loss) from discontinued operations, net of tax	6	5	11
Net earnings (loss) from continuing operations attributable to common shareholders	$76	$(44)	$360
Non-GAAP adjustments (1,2):
Recognized (gains) and losses, net	(63)	46	(145)
Indexed product related derivatives	75	43	(110)
Purchase price amortization	6	2	13
Transaction costs	2	7	4
Income taxes on non-GAAP adjustments	(4)	(21)	48
Adjusted earnings from continuing operations attributable to common shareholders	$92	$33	$170

Adjusted earnings from continuing operations include $22 million and $34 million of net favorable items in the three and six months ended June 30, 2021 respectively and $8 million net favorable items in the one month ended June 30,2020.

The table below provides summary financial highlights.

	Three Months Ended	One Month Ended	Six Months Ended
(Dollars in millions)	June 30, 2021	June 30, 2020	June 30, 2021
Average assets under management (AAUM)(1)	$30,423	$26,582	$29,722
Net investment spread - FIA(1)	3.35%	3.47%	3.15%
Net investment spread - All products(1)	2.95%	3.50%	2.75%
Net earnings (loss) from continuing operations attributable to common shareholders	$76	$(44)	$360
Adjusted earnings from continuing operations attributable to common shareholders(1)	$92	$33	$170

The table below provides a summary of annuity sales, which are not affected by PGAAP and are comparable to prior period data.

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Fixed indexed annuity (FIA) sales(1)	$1,135	$866	$2,182	$1,697
Total annuity sales(1)	$1,647	$913	$3,161	$1,858

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Amounts are net of offsets related to value of business acquired (VOBA), deferred acquisition cost (DAC), deferred sale inducement (DSI) amortization, and unearned revenue (UREV) amortization, as applicable.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by F&G.

Adjusted Earnings

Adjusted Earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate:
(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio; and the effect of changes in fair value of the reinsurance related embedded derivative;

(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost, and the fair value accounting impact of assumed reinsurance,

(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities, and

(iv) Transaction costs: the impacts related to acquisition, integration and merger related items.

Adjustments to Adjusted Earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Adjusted Earnings Attributable to Common Shareholders

Adjusted Earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. Adjusted Earnings attributable to common shareholders is calculated by adjusting net earnings (loss) available to common shareholders to eliminate the same items as described in the Adjusted Earnings paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Average Assets Under Management (AAUM)

AAUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;

(ii) related party loans and investments;

(iii) accrued investment income;

(iv) funds withheld at fair value;

(v) the net payable/receivable for the purchase/sale of investments, and

(iv) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales (FIA Sales and Total Retail Annuity Sales)

Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Annuity and IUL sales are recorded as deposit liabilities (i.e. contractholder funds) within the Company's unaudited condensed consolidated financial statements in accordance with GAAP. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.

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